NEWS RELEASE
FOR RELEASE ON OR AFTER: May 1, 2006
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
David A. Barta Vice President, Chief Financial Officer 608-364-8808, Ext. 106

Page 1 of 4

REGAL-BELOIT FIRST QUARTER EARNINGS PER SHARE
INCREASE 76%

May 1, 2006 (Beloit, WI): REGAL-BELOIT CORPORATION (NYSE:RBC) today reported strong increases in net sales and earnings for the first quarter ended April 1, 2006. Net sales increased 17.9% to $398.3 million from $337.8 million in the first quarter of 2005. Net income increased 93.6% to $23.8 million as compared to $12.3 million in the comparable period of 2005. Diluted earnings per share increased 75.6% to $.72 as compared to $.41 for the first quarter of 2005. The first quarter of 2006 contained one additional day as compared to the first quarter of 2005.

In the Electrical Segment, sales increased 19.4%, primarily driven by strong channel demand in commercial and industrial motors, generators, and HVAC motors. Sales in the Mechanical Segment increased 9.0%, with sales strength noted in many of the Company’s diverse end markets. Sales for the first quarter of 2005 included $1.8 million of sales for the Illinois Gear business sold in May 2005.

The gross profit margin for the first quarter of 2006 was 23.4%, which is a 310 basis point improvement over the gross profit margin in the first quarter of 2005, as a result of higher volume, improved productivity and positive product mix. Income from operations was $43.6 million, or 11.0% of sales, a 68.6% increase over the $25.9 million or 7.7% of sales reported for the first quarter of 2005. Operating expenses for the first quarter of 2006 included $.7 million of expense related to the expensing of equity compensation as compared to $.3 million in the first quarter of 2005.

The Company’s total debt increased to $420.3 million at the end of the first quarter of 2006 from $412.0 million at the end of 2005. This increase was primarily driven by an increase in accounts receivable resulting from the higher volume and timing of customer payments.

“We are extremely pleased with another strong performance by our business units evidenced by the results announced today and the recently announced 7.7% increase in the quarterly dividend,” said Henry W. Knueppel, CEO.“Our business units did an outstanding job of responding to the strong customer demand and in the launching of new products.”

 “As we look into the second quarter, we continue to expect a positive sales environment in all of our business units. The recent unprecedented increases in the prices of copper and aluminum will, however, provide difficult and challenging cost hurdles. While we continue to leverage productivity initiatives to offset normal inflation, these unprecedented commodity increases will force us to evaluate additional price increases. Moving into the future, we expect continued contributions from the execution of our strategic initiatives: Innovation, Lean Six Sigma, Globalization, Digitization and Customer Centricity, to further assist us in battling commodity inflation and improve our operating performance. We are projecting second quarter diluted earnings per share to be in the range of $.92 to $.99 per share.”

NEWS RELEASE
FOR RELEASE ON OR AFTER: May 1, 2006
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
David A. Barta Vice President, Chief Financial Officer 608-364-8808, Ext. 106

Page 2 of 4

REGAL-BELOIT will be holding a telephone conference call pertaining to this news release at 1:00 PM CDT (2:00 PM EDT) on Monday, May 1, 2006. Interested parties should call 866-868-1109, access code 14499515. A replay of the call will be available through May 10, 2006 at 877-213-9653, access code 14499515.

REGAL-BELOIT CORPORATION is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. REGAL-BELOIT is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout North America, and in Mexico, Europe and Asia.

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: unexpected issues and costs arising from the integration of acquired companies and businesses, such as our recent acquisitions of the HVAC motors and capacitors businesses and the Commercial AC motors business from General Electric Company; marketplace acceptance of our recent acquisitions, including the loss of, or a decline in business from, any significant customers; unanticipated fluctuations in commodity prices and raw material costs and issues affecting our ability to pass increased costs on to our customers; cyclical downturns affecting the markets for capital goods; substantial increases in interest rates that impact the cost of our outstanding debt; the impact of capital market transactions that the Company may effect; unanticipated costs associated with litigation matters; the success of our management in increasing sales and maintaining or improving the operating margins of our businesses; actions taken by our competitors; difficulties in staffing and managing foreign operations; our ability to satisfy various covenant requirements under our credit facility; and other risks and uncertainties described from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

NEWS RELEASE
FOR RELEASE ON OR AFTER: May 1, 2006
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
David A. Barta Vice President, Chief Financial Officer 608-364-8808, Ext. 106

STATEMENTS OF EARNINGS
In Thousands of Dollars
	Unaudited
	Three Months Ended
	April 1, 2006	March 31, 2005
Net Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$398,326	$337,822

Cost of Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	305,046	269,378

Gross Profit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	93,280	68,444

Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	49,662	42,579

Income From Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	43,618	25,865

Interest Expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4,795	5,454

Interest Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	120	48

Income Before Taxes & Minority Interest . . . . . . . . . . . . . . . . . . . . .	38,943	20,459

Provision For Income Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	14,342	7,642

Income Before Minority Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	24,601	12,817

Minority Interest in Income, Net of Tax . . . . . . . . . . . . . . . . . . . . . . . . . . .	813	531

Net Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$23,788	$12,286

Per Share of Common Stock:

Earnings Per Share - Basic . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$.77	$.42

Earnings Per Share - Assuming Dilution . . . . . . . . . . . . . . . . . . . . . . .	$.72	$.41

Cash Dividends Declared . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$.13	$.12

Average Number of Shares Outstanding - Basic . . . . . . . . . . . . . . . . . . . .	30,700,533	29,033,901

Average Number of Shares Outstanding - Assuming Dilution . . . . . . . .	32,957,209	30,244,393

NEWS RELEASE
FOR RELEASE ON OR AFTER: May 1, 2006
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
David A. Barta Vice President, Chief Financial Officer 608-364-8808, Ext. 106

CONDENSED BALANCE SHEETS
In Thousands of Dollars
ASSETS	(Unaudited)	(Audited)
Current Assets:	April 1, 2006	Dec. 31, 2005

Cash and Cash Equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$26,207	$32,747

Receivables and Other Current Assets . . . . . . . . . . . . . . . . . . . . . . . . . .	279,264	230,217

Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	231,731	224,316

Total Current Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	537,202	487,280

Net Property, Plant and Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	244,625	244,329

Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	546,173	546,168

Purchased Intangible Assets, Net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	44,080	45,674

Other Noncurrent Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18,958	19,103

Total Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$1,391,038	$1,342,554

Liabilities and Shareholders’ Investment

Current Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$240,275	$218,791

Long-Term Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	389,038	386,332

Other Noncurrent Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	92,711	89,435

Shareholders’ Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	669,014	647,996

Total Liabilities and Shareholders’ Investment . . . . . . .	$1,391,038	$1,342,554

SEGMENT INFORMATION
In Thousands of Dollars
	(Unaudited)
	Mechanical Segment		Electrical Segment
	Three Months Ended		Three Months Ended
	April 1,	March 31,	April 1,	March 31,
	2006	2005	2006	2005
Net Sales	$52,961	$48,601	$345,365	$289,222
Income from Operations	$3,707	$2,738	$39,911	$23,127

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Corporate Offices
200 State Street ● Beloit, WI 53511-6254
608-364-8808 ● Fax: 608-364-8818
Website: www.regal-beloit.com